Exhibit 4.1

NMI HOLDINGS, INC.,

as the Company

NMI SERVICES, INC.,

as the Initial Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Notes Collateral Agent

Indenture

Dated as of June 19, 2020

7.375% Senior Secured Notes due 2025

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APPENDIX & EXHIBITS

Rule 144A/Regulation S Appendix

EXHIBIT 1	to Rule 144A/Regulation S Appendix – Form of Note
EXHIBIT A	– Form of Supplemental Indenture

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INDENTURE dated as of June 19, 2020 (this “Indenture”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), having its principal office at 2100 Powell Street, Emeryville, California 94608, NMI SERVICES, INC., a Delaware corporation (the “Initial Guarantor”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNY Mellon Trust”), a national banking association, as Trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 7.375% Senior Secured Notes due 2025 in an aggregate principal amount of $400,000,000 to be issued on the date hereof, which notes shall be issued in an initial tranche in an aggregate principal amount of $147,375,000 (the “First Tranche”) and a second tranche in an aggregate principal amount of $252,625,000 (the “Second Tranche”; together with the First Tranche, the “Initial Notes”) and (ii) any Additional Notes (such Additional Notes, together with the Initial Notes, the “Notes”) that may be issued after the Issue Date.

The Initial Guarantor has duly authorized its Guarantee of the Initial Notes and to provide therefor the Initial Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.

All things necessary have been done to make the Guarantee of the Initial Guarantor, upon execution and delivery of this Indenture, the valid obligation of the Initial Guarantor and to make this Indenture a valid and legally binding agreement of the Initial Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Rules of Construction.

(a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4) all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5) “or” is not exclusive;

(6) “including” means including without limitation; and

(7) all references to the date the Notes were originally issued shall refer to the Issue Date.

SECTION 102. Definitions.

“Act,” when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.

“Additional Notes” means any Notes issued by the Company pursuant to Section 312 of this Indenture.

“Adjusted Net Assets” has the meaning specified in Section 1205 of this Indenture.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

“Appendix” has the meaning specified in Section 201 of this Indenture.

“Agent” means any Note Registrar, co-registrar, transfer agent, Paying Agent or additional paying agent.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with such Insurance Subsidiary’s domiciliary insurance commissioner, which statement shall be in the form required by such Insurance Subsidiary’s domiciliary jurisdiction or, if no specific form is so required, in the form of financial statements permitted by such domiciliary insurance commissioner to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such domiciliary insurance commissioner to be disclosed therein, together with all exhibits or schedules filed therewith.

“Applicable Collateral Limitations” has the meaning specified in Section 1011 of this Indenture.

“Applicable Law” has the meaning specified in Section 615 of this Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess, if any, of:

(a) the present value at such Redemption Date of (i) the principal amount of the Note at the Par Call Date, plus (ii) all required interest payments due on the Note through the Par Call Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the Note.

“Applicable Premium Deficit” has the meaning specified in Section 401 of this Indenture.

“Authorized Officers” has the meaning specified in Section 603(16) of this Indenture.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, provincial or foreign law providing for the relief of debtors, or any arrangement, reorganization, insolvency, examinership, receivership, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights or remedies generally.

“BNY Mellon Trust” has the meaning specified in the introductory paragraph to this Indenture.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required to close in New York City or the place of payment.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of such Person, including partnership interests and membership interests, and any and all warrants, rights or options to purchase any of the foregoing; provided that, for the avoidance of doubt, Capital Stock shall not be deemed to include debt convertible or exchangeable for any of the foregoing.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of the Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of 12 months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short-term deposit rating of at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;

(3) commercial paper of an issuer rated at least A-1 by S&P and P-1 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition;

(4) repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or Taxing Authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, Taxing Authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s;

(6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit of any commercial bank satisfying the requirements of clause (2) of this definition; and

(7) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition.

“Cash Management Obligations” means obligations owed by the Company or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services.

“Change of Control” means the occurrence of any of the following:

(1)

the sale, lease, transfer or other conveyance, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or a Subsidiary; or

(2)

any acquisition, directly or indirectly, by any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 50% or more of the outstanding shares of Voting Stock of the Company.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of another Person and (b) either (i) the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following such transaction, no Person (other than a parent company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Person.

“Change of Control Offer” has the meaning specified in Section 1009 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1009 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1009(2) of this Indenture.

“Change of Control Triggering Event” means the rating on the Notes is lowered by both Rating Agencies and such Notes are rated below an Investment Grade Rating by both Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following the consummation of the related Change of Control.

“Collateral” means all of the assets and properties subject to Liens granted by the Company or any Guarantor in favor of the Notes Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents; provided that Collateral shall not include Excluded Property.

“Company” has the meaning assigned to such term in the introductory paragraph to this Indenture until a Successor Company replaces such party in accordance with Section 801 of this Indenture, and thereafter means such Successor Company.

“Company Order” means a written request or order signed in the name of the Company by an Officer thereof, and delivered to the Trustee.

“consolidated” or “Consolidated” means, unless specifically indicated, with respect to any Person, such Person consolidated with its Subsidiaries.

“Consolidated Net Worth” means, as of any date of determination with respect to the Company, all amounts included, in conformity with GAAP, under shareholders’ equity on the consolidated balance sheet of the Company as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements have been (or were required to have been) delivered pursuant to Section 1006, excluding the effect thereon of any accumulated other comprehensive income (or loss) or adjustments required under FASB ASC 320 and related taxes under FASB ASC 740, after appropriate deduction for any minority interests in Subsidiaries (to the extent minority interests are included in consolidated shareholders’ equity). Consolidated Net Worth shall be calculated on a Pro Forma Basis, as applicable.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Company as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements have been delivered pursuant to Section 1006.

“Consolidated Total Revenues” means, as of any date of determination, the total revenues of the Company and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated statement or statements of operations of the Company for the four most recently ended Fiscal Quarters of the Company for which financial statements have been delivered pursuant to Section 1006.

“Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection and indemnities under contracts entered into in the ordinary course of business or in connection with any acquisition or disposition of property), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided that the obligations of any Person under Reinsurance Agreements or in connection with investments of Insurance Subsidiaries or Subsidiaries of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 400 South Hope Street, Suite 500, Los Angeles, CA 90071, Attention: Corporate Trust Division Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 1010 of this Indenture.

“Credit Facilities” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, including the Existing Secured Credit Facility, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance or otherwise restructure all or any part of the loans, notes, other credit facilities or commitments thereunder or any successor or replacement loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Debt to Total Capitalization Ratio” means, as of any date of determination, without duplication, the ratio of (a) the principal amount of all Indebtedness of the Company and its Subsidiaries outstanding on such date, other than (i) Indebtedness owing to the Company or any Guarantor and (ii) Indebtedness of the kinds referred to in clauses (d) and (e) of the definition of “Indebtedness” and, for the avoidance of doubt, Securitization Indebtedness, to (b) Total Capitalization on such date. The Debt to Total Capitalization Ratio shall be calculated on a Pro Forma Basis, as applicable.

“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

“Deposit Accounts” shall mean, collectively, with respect to each of the Company and each Guarantor, all “deposit accounts” as such term is defined in the UCC.

“Depositary” means DTC.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References.

“Directing Holder” has the meaning specified in Section 502(a) of this Indenture.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the maturity date of the Notes, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to a date that is 91 days after the maturity date of the Notes, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Notes Obligations; provided, however, that (x) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control, or an asset sale occurring prior to the date that is 91 days after the maturity date of the Notes shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Notes Obligations, and (y) if such Capital Stock is issued to any employee or to any Plan for the benefit of employees of the Company or the Subsidiaries or by any such Plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable compulsory statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“DTC” means the Depository Trust Company, its nominees and their respective successors.

“Electronic Means” means the following communications methods: S.W.I.F.T., email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Company, or any of its direct or indirect parent companies (excluding Disqualified Capital Stock), other than public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8 (or the equivalent thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Property” means:

(1)	motor vehicles and other assets subject to certificates of title;

(2)

Voting Stock in any first-tier Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of the outstanding Voting Stock of such first-tier Foreign Subsidiary;

(3)	property or assets (including Capital Stock) of any Foreign Subsidiary that is not an Obligor;

(4)

Letter-of-Credit Rights (as defined under the UCC) to the extent a Lien thereon (x) cannot be perfected by the filing of UCC financing statements or (y) is not automatically perfected under the UCC as a result of such Letter-of-Credit Right constituting a Supporting Obligation (as defined under the UCC) in respect of any other Collateral on which a Lien has been perfected under any Security Document and commercial tort claims (as defined under the UCC) other than Material Commercial Tort Claims;

(5)	equipment leased by an Obligor under a lease that prohibits the granting of a Lien on such equipment;

(6)

any Deposit Account (as defined under the UCC) or Securities Account (as defined under the UCC) maintained (x) for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or other employee wage and benefit accounts or (y) as a trust account and, in each case, the funds in such Deposit Account or Securities Account;

(7)

intent-to-use trademark applications solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent to use trademark applications or any registrations that issue therefrom under applicable United States federal law;

(8)

any contract, permit, lease, license, property right or agreement, or any of the applicable Obligor’s rights or interest thereunder, to the extent that the grant of a security interest therein would result in the invalidity of, or a breach, termination or default under, such contract, permit, lease, license, property right or agreement (in each case, other than to the extent that the relevant term thereof would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other provision of applicable law);

(9)	any leasehold improvements to the extent that the grant of a security interest therein would violate the related lease;

(10)	assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements;

(11)

assets subject to a purchase money lien, capitalized lease obligation or similar arrangement permitted by the Indenture to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such capitalized lease obligation or similar arrangement) prohibits such assets from being Collateral and only for so long as such prohibition remains outstanding;

(12)	any real property or real property interests (including leasehold interests) other than Material Real Property;

(13)	Margin Stock;

(14)	Capital Stock or other Equity Interests of any Person that is not a Wholly-Owned Material Subsidiary of the Company;

(15)	any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined in good faith by the Company;

(16)

(x) to the extent that a security interest therein is prohibited or restricted by any applicable law, rule, or regulation (including any requirement to obtain the consent of any Governmental Authority or third party), in each case, other than to the extent that the relevant prohibition, restriction or requirement would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other provision of applicable law and (y) assets the granting of a security interest in which requires the consent of a third party (other than the Company or any Guarantor) pursuant to an agreement permitted under the Indenture binding on such asset, but only if the Company has used commercially reasonable efforts to obtain such consent for the benefit of the Notes Collateral Agent on behalf of the Trustee and the Holders of the Notes and such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts (in each case, other than to the extent that the relevant prohibition, restriction or requirement to obtain consent would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other provision of applicable law);

(17)

assets for which the cost of granting or obtaining a security interest in favor of the Notes Collateral Agent, for the benefit of the Notes Secured Parties, would exceed the practical benefit to the Notes Secured Parties afforded thereby, as reasonably determined by the Company, but only to the extent such assets do not secure the Existing Secured Credit Facility or any other First Priority Obligations;

(18)

(x) all assets of Insurance Subsidiaries (including cash and Cash Equivalents temporarily held by an Obligor, on behalf of, and for the benefit of, Insurance Subsidiaries) and (y) receivables and related assets securing Securitization Indebtedness permitted under the Indenture;

(19)

proceeds and products of any and all of the foregoing Excluded Property described in clauses (1) through (18) above and this clause (19) only to the extent such proceeds and products would constitute property or assets of the type described in any of clauses (1) through (18) above or this clause (19); and

(20)

property or assets the extent such assets are not subject to a lien, and are not required to be subject to a lien, securing the Existing Secured Credit Facility Obligations or any other First Priority Obligations;

provided, however, that notwithstanding the foregoing, to the extent that, and only for so long as, any property or assets of the Company or a Guarantor that would constitute Excluded Property is pledged by the Company or such Guarantor to secure the Existing Secured Credit Facility Obligations or other First Priority Obligations, then such property or assets shall not constitute Excluded Property.

“Existing Secured Credit Agreement” means that certain credit agreement, dated as of May 24, 2018, among the Company, the several banks and other financial institutions or entities from time to time party thereto, and the administrative agent (as amended, modified and supplemented from time to time prior to the date hereof).

“Existing Secured Credit Facility” means the credit facility governed by the Existing Secured Credit Agreement.

“Existing Secured Credit Facility Collateral Agent” means J.P. Morgan Chase Bank, N.A., as collateral agent under the Existing Secured Credit Facility and any successor in such capacity.

“Existing Secured Credit Facility Obligations” means “Obligations” (as defined in the Existing Secured Credit Facility).

“Fair Market Value” means, with respect to any asset or property, as determined by the Company, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Priority Intercreditor Agreement” means the intercreditor agreement, dated as of the date hereof, among the Company, the other Grantors party thereto, the Existing Secured Credit Facility Collateral Agent, the Trustee and the Notes Collateral Agent, as it may be amended, amended and restated, modified, renewed or replaced from time to time in accordance with this Indenture.

“First Priority Obligations” means (i) the Existing Secured Credit Facility Obligations, (ii) all Notes Obligations and (iii) any other Obligations secured by a Lien on a pari passu basis to the Liens on the Collateral and subject to the First Priority Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to this Indenture.

“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Foreign Subsidiary” means any Subsidiary that (a) is not organized or incorporated in the United States, any State thereof or the District of Columbia, (b) directly or indirectly, holds no material assets other than equity interests of one or more entities described in clause (a) of this definition or (c) is a Subsidiary of an entity described in clauses (a) or (b) of this definition.

“Funding Guarantor” has the meaning specified in Section 1205 of this Indenture.

“GAAP” means generally accepted accounting principles as in effect from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination; provided that, for the purposes of the definition of “Capitalized Lease Liabilities”, the determination of whether a lease is a capital lease or an operating lease shall be made on the basis of GAAP as in effect on December 31, 2017.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing or regulatory functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

“Government Securities” means securities that are:

(1) direct obligations of, or obligations fully and unconditionally guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government

Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Government-Sponsored Enterprise” means the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Housing Finance Agency, and any other financial services entity established by any Governmental Authority and engaged in the purchase of mortgage loans.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Company’s obligations under the Notes and this Indenture.

“Guarantors” means the Initial Guarantor and each Subsidiary that shall, at any time after the Issue Date, become a Guarantor of the Notes, in each case, until such time as any Guarantee provided by such Guarantor is released and discharged in accordance with Section 1208 of this Indenture.

“Holder” means, at any time, a Person in whose name a Note is at such time registered on the Note Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money or in respect of loans or advances; (b) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all indebtedness in respect of letters of credit, whether or not drawn, and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof; (f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements); (g) all Disqualified Capital Stock of such Person, valued, as of the date of determination, at the greater of (1) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or mandatory repurchase thereof (or of Disqualified Capital Stock or Indebtedness into which such Disqualified Capital Stock is convertible or exchangeable); (h) any obligations of a partnership of the kind referred to in clauses (a) through (g) above or clause (i) below in which such Person is a general partner unless such obligations are expressly made non-recourse to such Person; and (i) all Contingent Obligations of such Person with respect to Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Notwithstanding anything to the contrary, “Indebtedness” shall not include (1) liabilities in respect of unearned premium on insurance policies written by the Company or any of its Subsidiaries, and (2) obligations in an aggregate amount not to exceed $6,000,000 at any time outstanding owed to payroll service providers in respect of advances made to or on behalf of the Company or its Subsidiaries or to employees of the Company or Subsidiaries in the ordinary course of business.

“Indenture” means the Indenture specified in the introductory paragraph hereto, as such Indenture may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Lien” has the meaning specified in Section 1007 of this Indenture.

“Initial Guarantor” has the meaning specified in the introductory paragraph of this Indenture.

“Initial Notes” has the meaning specified in the first recital of this Indenture.

“Instructions” has the meaning specified in Section 603(16) of this Indenture.

“Insurance Business” means one or more aspects of the business of (a) selling or underwriting insurance or (b) reinsurance.

“Insurance Subsidiary” means any Subsidiary that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by the insurance department or similar regulatory authority of such jurisdiction.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means June 19, 2020.

“Junior Priority Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) any collateral agent and/or other authorized representative of any Junior Priority Obligations, which intercreditor agreement shall provide for the subordination of Liens on such Junior Priority Obligations to the Liens securing the Notes and other intercreditor provisions with respect to such Junior Priority Obligations that are reasonably customary in the good faith determination of the Company (for intercreditor agreements providing junior priority liens) (and the Trustee shall sign any such Junior Priority Intercreditor Agreement upon delivery of an Officers’ Certificate of the Company).

“Junior Priority Obligations” means any Obligations secured by a Lien on a junior lien basis to the Liens on the Collateral and subject to the Junior Priority Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to this Indenture.

“LCT Election” has the meaning specified in Section 1007 of this Indenture.

“LCT Test Date” has the meaning specified in Section 1007 of this Indenture.

“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement and the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under an operating lease or a licensor under a license that does not otherwise secure an obligation.

“Limited Condition Transaction” means (1) any investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or Disqualified Capital Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any dividend, distribution or purchase of equity requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

“Material Commercial Tort Claim” means a Commercial Tort Claim (as defined under the UCC) involving a claim for more than $5,000,000.

“Material Real Property” means real property located in the United States owned in fee by the Company or the Guarantors with a Fair Market Value in excess of $5,000,000 (measured as of the date hereof, if owned as of the date hereof, or at the time of the closing of the acquisition thereof, if acquired after the date hereof, in each case as reasonably determined in good faith by the Company or such Guarantor not to exceed the actual purchase price paid for such real property if acquired after the date hereof); provided that in no event shall real property obtained by the Company or a Guarantor through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Company or any of its Subsidiaries or otherwise in respect of mortgage loans insured by the Company or any of its Subsidiaries constitute Material Real Property.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a deed of trust, trust deed, deed to secure debt or mortgage, as applicable, made by an Obligor in favor or for the benefit of the Notes Collateral Agent on behalf of the Secured Parties in respect of Material Real Property, as the same may be amended from time to time.

“Mortgage Requirement” means, with respect to any Material Real Property owned by an Obligor,

(i) provision of:

(a) a Mortgage encumbering such Material Real Property in favor or for the benefit of the Notes Collateral Agent on behalf of the Secured Parties, securing the Notes Obligations (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 100% of the fair market value of the applicable Material Real Property, as reasonably determined in good faith by such Obligor), duly executed and acknowledged by each Obligor that is the owner of or holder of any interest in such Material Real Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Material Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required by applicable law in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

(b) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (or commitments to issue such policies having the effect of a policy of title insurance), in an amount not less than 100% of the fair market value of such Material Real Property as reasonably determined in good faith by such Obligor as provided above, issued, coinsured and reinsured by title insurers, insuring (or committing to insure) such Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and all such other Liens (other than Liens for borrowed money or Liens that materially and adversely affect the intended use of such real property) subject to which such Material Real Property is conveyed pursuant to the agreement for purchase and sale with respect to real property acquired after the date hereof, and providing for such endorsements and other affirmative insurance as may be necessary or desirable, to the extent available at commercially reasonable rates (excluding endorsements or coverage related to creditors’ rights); provided, that such Obligor may provide a zoning report from a national zoning services provider in lieu of any zoning endorsement;

(c) an ALTA survey sufficient for the title insurance company to delete the general survey exception and to issue survey related endorsements in the title policy described in clause (b) above (provided that the Company shall not be required to provide such survey if it reasonably determines that the burden, cost or consequences of obtaining such survey is excessive in relation to the benefits to be obtained therefrom by the Secured Parties; provided further, that in lieu of any new or updated survey, such Obligor may provide a “no material change” affidavit with respect to an existing survey which is acceptable to the title insurer); and

(d) a local counsel opinion as to the due authorization, execution and delivery and enforceability of such Mortgage in the state in which the Material Real Property described in such Mortgage is located and other matters customarily covered in real estate mortgage enforceability opinions of such local counsel; and

(ii) recording of such Mortgage in the land records of the county in which such Material Real Property to be so encumbered is located.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 304 of this Indenture.

“Noteholder Direction” has the meaning specified in Section 502(a) of this Indenture.

“Notes” has the meaning specified in the first recital to this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Collateral Agent” has the meaning specified in the introductory paragraph to this Indenture, together with certain of its branches, affiliates and agents, until a successor replaces it and, thereafter, means the successor.

“Notes Documents” means this Indenture, the Notes, the Guarantees and the Security Documents.

“Notes Obligations” means all Obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents.

“Obligations” means any principal, interest (including any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency, bankruptcy, or liquidation proceeding, whether or not allowed or allowable as a claim in any such insolvency or liquidation proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligors” means the Company and the Guarantors.

“Offering Memorandum” shall mean the Offering Memorandum, dated June 5, 2020, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Company, which opinion may be subject to customary assumptions and exclusions.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4) Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Par Call Date” has the meaning specified in Section 1101 of this Indenture.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Performance References” means the Company or any one or more of the Guarantors.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing (x) Indebtedness under Credit Facilities by the Company or any of its Subsidiaries (and the issuance and creation of letters of credit thereunder) not to exceed the greater of (1) an aggregate principal amount of $150 million and (2) an aggregate principal amount of Indebtedness outstanding at any one time that does not cause the Debt to Total Capitalization Ratio to exceed 35.0%, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as applicable, and (y) without duplication, Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to clause (x), including, in each case, Liens securing First Priority Obligations or Junior Priority Obligations;

(2) Liens securing the Notes Obligations in respect of the Initial Notes and any Guarantees;

(3) Liens (x) on assets of the Company or its Subsidiaries securing obligations under transactions entered into in connection with investments in an aggregate amount not to exceed, at any time, $20,000,000 and (y) on assets of Insurance Subsidiaries securing Indebtedness to any Federal Home Loan Bank;

(4) Liens on collateral consisting of cash or Cash Equivalents securing Permitted Swap Obligations in an aggregate amount not to exceed, at any time, $30,000,000 and Liens securing Cash Management Obligations in an aggregate amount not to exceed, at any time, $30,000,000;

(5) Liens for Taxes that are not overdue for more than 90 days and Liens for Taxes being contested in good faith and by appropriate proceedings and, in each case, with respect to which adequate reserves are being maintained in accordance with GAAP;

(6) Liens existing on the date hereof, including extensions, renewals and replacements of such Liens; provided that (i) such Lien shall not apply to any additional property (other than after-acquired title in or on such property and related assets and proceeds of the collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased unless the Lien on the portion of such Indebtedness representing such additional increase is permitted by another clause of this definition;

(7) (i) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds and (ii) Liens on collateral consisting of cash or Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an amount not to exceed $20,000,000;

(8) (i) Liens of attorneys retained by the Company on a contingency fee basis and (ii) Liens of mechanics, carriers, and materialmen and other like Liens imposed by law and arising in the ordinary course of business in respect of obligations that in the case of clause (ii) hereof are not overdue for more than 60 days or that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(9) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

(10) Liens securing obligations in connection with any reinsurance transactions under Reinsurance Agreements entered into in the ordinary course of business;

(11) easements, rights-of-way, zoning restrictions, covenants, conditions, restrictions, zoning ordinances, development, air rights and land use agreements, encroachments, title defects and other similar encumbrances that do not secure any Indebtedness and which do not materially interfere with the business of the Company and its Subsidiaries;

(12) licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of the Company and its Subsidiaries;

(13) attachment or judgment Liens not constituting an Event of Default pursuant to Section 501(6);

(14) Liens arising from precautionary UCC financing statement filings with respect to operating leases or consignment arrangements entered into by the Company and its Subsidiaries in the ordinary course of business;

(15) Liens consisting of customary set-off rights in favor of depositary banks;

(16) other Liens securing obligations in an amount not to exceed, at any time outstanding, the greater of $50,000,000 and 5.0% of Consolidated Net Worth of the Company, including Liens securing First Priority Obligations or Junior Priority Obligations;

(17) any Lien on any asset of any Person existing at the time such assets are acquired by the Company or any Subsidiary, or such Person becomes a Subsidiary of the Company or is merged or consolidated with or into the Company or a Subsidiary of the Company, and in each case not created in contemplation of such event; provided that no such Lien shall extend to, or cover, any other property or assets of the Company or any Subsidiary (including such Person) (other than after-acquired title in or on such property and related assets and proceeds of the collateral in accordance with the document creating such Lien);

(18) Liens securing (A) Indebtedness secured solely by mortgage-related assets and (B) Securitization Indebtedness, in each case in connection with credit risk transfer and insurance linked securities programs, or other obligations in connection with credit risk transfer programs;

(19) Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business;

(20) Liens consisting of deposits of cash or other assets of Insurance Subsidiaries and Subsidiaries thereof as required by any Governmental Authority;

(21) Liens securing Indebtedness of Subsidiaries that are not Obligors;

(22) Liens consisting of restrictions imposed by applicable law (including regulations) or imposed by any Government-Sponsored Enterprise (including, for the avoidance of doubt, “financial requirements” imposed by PMIERs and similar restrictions imposed by any Government-Sponsored Enterprise);

(23) Liens securing Indebtedness if, as of the date any such Indebtedness is incurred, on a Pro Forma Basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, as applicable, the Company’s Debt to Total Capitalization Ratio shall be less than or equal to 35.0%, including Liens securing First Priority Obligations or Junior Priority Obligations;

(24) Liens securing Indebtedness or other obligations in connection with credit risk transfer programs; and

(25) replacements of any Liens permitted under this definition (other than pursuant to clause (1) above) when incurred; provided that (i) such Lien shall not apply to any additional property (other than after acquired title in or on such property and related assets and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased unless the Lien on the portion of such Indebtedness representing such additional increase is permitted by another clause of this definition.

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts; provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view”.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors or maintains or to which the Company or any of its Subsidiaries makes, is making or is obligated to make, contributions and includes any Pension Plan.

“PMIERs” means the Private Mortgage Insurer Eligibility Requirements published by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, as may be amended from time to time.

“Position Representation” has the meaning specified in Section 502(a) of this Indenture.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that such test or covenant hereunder shall be calculated in connection with any event or transaction as follows: (i) in the case of material acquisitions and material dispositions, including pro forma adjustments only to the extent consistent with Article 11 of Regulation S-X under the Securities Act, as determined in good faith by a responsible financial or accounting officer of the Company, (ii) in the case of any incurrence or prepayment or repayment of Indebtedness (other than under revolving credit facilities in the ordinary course of business), assuming such Indebtedness was incurred, prepaid or repaid on the first day of such period and assuming that such Indebtedness bears interest during the portion of such period prior to the date of incurrence at, in the case of Indebtedness bearing interest at a floating rate, the weighted average of the interest rates applicable to outstanding such Indebtedness during such period and, in the case of Indebtedness bearing interest at a fixed rate, such fixed rate; (iii) in the case of the declaration or payment of any dividend or any issuance of equity or capital contribution, assuming such dividend had been declared and paid or such equity had been issued or such capital contribution made on the first day of such period; and (iv) making such other pro forma adjustments as would be permitted or required by Regulation S-X under the Securities Act.

“Protected Purchaser” has the meaning specified in Section 305 of this Indenture.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” shall not include the Notes (or any Additional Notes) or any Indebtedness under the Existing Secured Credit Facility, commercial bank or similar Indebtedness, or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering”.

“Qualifying Trustee” has the meaning specified in Section 1305 of this Indenture.

“Rating Agency” means Moody’s and S&P, or if Moody’s and/or S&P shall not make a rating on the Notes (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (in the case of the Notes, as certified by a Board Resolution) which shall be substituted for Moody’s and/or S&P, as the case may be.

“Record Date” has the meaning specified in Section 301 of this Indenture.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to Section 1101 of this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to cede to, or assume from, another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.

“Related Person” has the meaning specified in Section 1408(b) of this Indenture.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer,” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Sections 601(c)(2) and 602 of this Indenture shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Reversion Date” has the meaning specified in Section 1010 of this Indenture.

“S&P” means Standard & Poor’s Ratings Group, Inc. and any successor to its rating agency business.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders from time to time holding the Notes.

“Securities Accounts” shall mean, collectively, with respect to each of the Company and each Guarantor, all “securities accounts” as such term is defined in the UCC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Indebtedness” means Indebtedness of an entity or Subsidiary formed for the primary purpose of reinsuring or insuring, or purchasing or otherwise acquiring mortgage loans, receivables, insurance policies or other similar financial assets from the Company, one of the Subsidiaries of the Company and/or third parties, financing such purchases or otherwise facilitating the financing thereof (including by securitization) and conducting activities related thereto so long as (x) the principal and interest on such Indebtedness is not guaranteed by the Company or any of the other Subsidiaries of the Company and such Indebtedness is without recourse to the Company or any of the other Subsidiaries of the Company (other than (i) for breaches of representations, warranties, covenants and related indemnities that are customary for securitization financings and similar transactions; or (ii) in connection with any mortgage insurance, other insurance products, or similar credit enhancements), (y) the Company and its applicable Subsidiaries have received all applicable regulatory approvals required for such transaction, and (z) such transaction is permitted by the investment policy approved by the board of directors (or a committee thereof) of the Company or such Subsidiary, as applicable, or otherwise approved by the board of directors (or a committee thereof) of the Company or such Subsidiary, as applicable.

“Security Agreement” means that certain Security Agreement, dated as of June 19, 2020, among the Obligors and the Notes Collateral Agent (as amended, restated, amended and restated, modified or supplemented from time to time).

“Security Documents” means the First Priority Intercreditor Agreement, the Security Agreement and each other security document pursuant to which the Company and the Guarantors grant liens in favor of the Notes Collateral Agent to secure the Notes Obligations and any other intercreditor agreement entered into pursuant to this Indenture.

“Shared Collateral” shall have the meaning given to such term in the First Priority Intercreditor Agreement.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subsidiary” of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Successor Company” has the meaning specified in Section 801(1) of this Indenture.

“Successor Person” has the meaning specified in Section 802(2) of this Indenture.

“Suspended Covenant” has the meaning specified in Section 1010 of this Indenture.

“Suspension Date” has the meaning specified in Section 1010 of this Indenture.

“Suspension Period” has the meaning specified in Section 1010 of this Indenture.

“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value (s) determined in accordance therewith, such termination value (s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value (s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” plus (b) the Total Shareholders’ Equity.

“Total Shareholders’ Equity” means the total common and preferred shareholders’ equity of the Company and its Subsidiaries as determined in accordance with GAAP (calculated excluding (i) unrealized gains (losses) on securities as determined in accordance with FASB ASC 320 (Investments-Debt and Equity Securities), (ii) any charges taken to write off any goodwill included on the Company’s balance sheet on any date of determination to the extent such charges are required by FASB ASC 320 (Investments-Debt and Equity Securities) and ASC 350 (Intangibles-Goodwill and Others) and (iii) any changes in the value of warrants existing on the date of determination for the purchase of the Company’s Capital Stock).

“Treasury Rate” means, as of any the date of any redemption notice, the weekly average for each Business Day of the most recent week that has ended at least two Business Days prior to the Redemption Date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or, if such Federal Reserve Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of the notice of redemption to the Par Call Date; provided, however, that if the period from the date of the notice of redemption to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning specified in the introductory paragraph to this Indenture, until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Verification Covenant” has the meaning specified in Section 502(a) of this Indenture.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person means Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of the board of directors or similar governing body of such Person.

“Wholly-Owned Material Subsidiary” means any Wholly-Owned Subsidiary that is a Subsidiary and as of the last day of the Fiscal Quarter of the Company most recently ended, had assets with a value in excess of 2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of Consolidated Total Revenues (including third-party revenues but excluding intercompany revenues) as of such date.

“Wholly-Owned Subsidiary” means any Person in which all of the Capital Stock (other than directors’ and national citizen qualifying shares or similar de minimis holdings by another Person, in each case, as required by law) is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

SECTION 103. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee or Notes Collateral Agent to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or Notes Collateral Agent, as applicable, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and, other than in connection with the issuance, authentication and delivery of the Initial Notes on the Issue Date and the addition of a new Guarantor or parent guarantor, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officer’s Certificate and Opinion of Counsel required to be delivered under this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such conditions and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such conditions have been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such conditions have been complied with.

SECTION 104. Form of Documents Delivered to Trustee and Notes Collateral Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company.

Where any Person is required to make, give or execute two or more applications, requests, orders, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 106. Notices, Etc., to Trustee, Company, Any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) The Trustee or the Notes Collateral Agent by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (via facsimile, email in PDF format, mailed, first-class postage prepaid, or delivered by recognized overnight courier) to or with the Trustee at The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 500, Los Angeles, CA 90071, Attention: Corporate Trust Division — Corporate Finance Unit; or

(2) the Company or any Guarantor by the Trustee, by the Notes Collateral Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing (via facsimile, email in PDF format, mailed, first-class postage prepaid, or delivered by recognized overnight courier) to the Company at 2100 Powell Street, Emeryville, California 94608 (fax: (510) 225-3832); Attention: William J. Leatherberry, General Counsel, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

A copy of all notices to any Agent shall be sent to the Trustee at the address shown above. Any Person may change its address by giving notice of such change as set forth herein.

SECTION 107. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register or otherwise in accordance with the procedures of DTC, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication (including posting of information as contemplated by Section 1006 of this Indenture) will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically will be deemed given when sent. Notices otherwise given in accordance with the procedures of DTC will be deemed given on the date sent to DTC. Any notices required to be given to the Holders of Notes that are in global form will be given to DTC in accordance with its customary procedures therefor.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before, after or during the event or condition that is the subject of such notice, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 109. Successors and Assigns. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee or the Notes Collateral Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1208 hereof.

SECTION 110. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law. This Indenture (including the Guarantees herein) and the Notes will be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Change of Control Payment Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or Maturity, as the case may be.

SECTION 114. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor or any of their parent companies (other than the Company and the Guarantors) shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 115. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with the Indenture and the Notes shall be deemed to include electronic signatures (including any electronic signature complying with the U.S. federal ESIGN Act of 2000), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature.

SECTION 116. [Reserved].

SECTION 117. Submission to Jurisdictions; Waiver of Immunities; Waiver of Jury Trial. To the extent that any of the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Note or Guarantees, as applicable, to the extent permitted by law.

Each of the Company and the Guarantor submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan, the City of New York, over any suit, action or proceeding arising out of or relating to this Indenture or the Notes. Each of the Company and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any obligation that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. Each of the Company and each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

ARTICLE TWO

NOTE FORMS

SECTION 201. Form and Dating. Provisions relating to the Initial Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

SECTION 202. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by at least one Officer of the Company. The signature of any such Officer on the Notes may be a manual, electronic or facsimile signature of the present or any future such Officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual, electronic or facsimile signature of any individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

On the Issue Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $400,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes. In each case, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes; provided that no Opinion of Counsel shall be required in connection with the authentication of the Initial Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or electronic signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

After the Issue Date, the Trustee shall have the right to decline to authenticate and make available for delivery any Notes under this Section if the Trustee, being advised by counsel to the Trustee, reasonably determines that such action would expose the Trustee to personal liability in a manner not reasonably acceptable to the Trustee.

In case the Company or any Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated, amalgamated, merged with or into or wound up into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person, and the successor Person resulting from such consolidation or amalgamation, or surviving such merger, or into which the Company or such Guarantor shall have been merged or wound up into, or the Person which shall have received a sale, assignment, transfer, lease, conveyance or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 202 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

ARTICLE THREE

THE NOTES

SECTION 301. Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Section 202 hereof, as part of the same series as the Initial Notes.

The Notes shall be known and designated as the “7.375% Senior Secured Notes due 2025” of the Company. The Stated Maturity of the Notes shall be June 1, 2025, and the Notes shall bear interest at the rate of 7.35% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on June 1 and December 1 in each year, commencing on December 1, 2020, and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on May 15 and November 15 immediately preceding such Interest Payment Date (each, a “Record Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control Triggering Event pursuant to Section 1009.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 302. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 303. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 304. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by either of the Company or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 202, 303, 906, 1009 or 1108 of this Indenture not involving any transfer.

SECTION 305. Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the UCC) (a “Protected Purchaser”), the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 305, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 305 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 305 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 306. Payment of Interest; Interest Rights Preserved.

(a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Company’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.

(b) [Reserved].

(c) Subject to the foregoing provisions of this Section 306, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 307. Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 304 and 306 of this Indenture) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 308. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 308, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

SECTION 309. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 310. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the UCC are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

SECTION 311. CUSIP, ISIN and Common Code Numbers. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

SECTION 312. Issuance of Additional Notes. The Company may, subject to Section 1007 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes (the “Additional Notes”), except, if applicable, the initial Interest Payment Date and the initial interest accrual date. Holders of Additional Notes issued shall share equally and ratably in the Collateral with the Holders of the Notes issued prior thereto. The Initial Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase; provided that a separate CUSIP or ISIN shall be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall, upon Company Order and at the Company’s expense, be discharged and cease to be of further effect as to all Notes issued hereunder (except for any provisions which survive discharge), and any Collateral then securing the Notes shall be automatically released, and the Trustee and the Notes Collateral Agent, as applicable, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (except for any provisions which survive discharge) and release of any Collateral then securing the Notes, when:

(1) either:

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise, or

(ii) will become due and payable within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued but unpaid interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under the Existing Secured Credit Facility or any other material agreement or instrument (other than this Indenture) to which each of the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture;

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (1), (2), (3) and (4).

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any authenticating agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;

(3) failure by the Company to comply with its obligations under Section 801;

(4) failure by the Company or any Guarantor for 45 days after receipt of written notice given to the Company from the Trustee or to the Company and the Trustee from the Holders of not less than 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its obligations, covenants or other agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in this Indenture, the Notes or the Security Documents;

(5) the Company or any Subsidiary fails to make any payment in respect of any Indebtedness (other than in respect of Swap Contracts), having an aggregate principal amount of more than $40,000,000 (in the aggregate for all such Indebtedness), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or there is a default under any such Indebtedness which default results in the acceleration of such Indebtedness prior to its stated maturity;

(6) failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $40,000,000 or its foreign currency equivalent (net of any amounts which are covered by insurance policies from creditworthy insurers), which final judgments remain unpaid, unvacated, undischarged, unbonded and unstayed for a period of more than 60 days after such final judgment is entered against the Company or such Subsidiary;

(7) any of the following events with respect to the Company or any Significant Subsidiary:

(A) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of its property; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; and

the order or decree remains unstayed and in effect for 60 days;

(8) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9) unless such Liens have been released in accordance with the provisions of this Indenture or the Security Documents, Liens securing the Notes Obligations with respect to a material portion of the Collateral cease to be valid, perfected or enforceable, or the Company shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid, unperfected or unenforceable; provided that no Event of Default shall occur under this clause (9) if the Company and the Guarantors cooperate with the Notes Collateral Agent to replace or perfect such Lien, such Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Holders are not materially adversely affected by such replacement or perfection.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

(a) If any Event of Default (other than an Event of Default with respect to the Company specified in Section 501(7) above) occurs and is continuing under this Indenture, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that no such declaration may occur with respect to any action taken, and reported publicly or to Holders, more than two years prior to the date of such declaration. In addition, the Trustee shall have no obligation to accelerate the Notes if it determines that acceleration is not in the interests of the Holders. The Trustee shall have no obligation to determine when or if any Holders have been notified of any such action or to track when such two-year period starts or concludes. Any time period to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default specified in Section 501(7) shall not require compliance with the foregoing paragraphs of this Section 502(a). For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction.

(b) Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default with respect to the Company specified in Section 501(7) above occurs, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction, if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Outstanding Notes,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513, provided that no such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, a Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, a Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, neither the Trustee nor the Notes Collateral Agent shall be under any obligation to exercise any rights or powers under this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, indemnity or security against any loss, liability or expense satisfactory to it.

SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor including any Guarantor, upon the Notes or the property of either of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article and any money or other property distributable in respect of obligations of the Company under this Indenture or the Security Documents after the occurrence of an Event of Default, including in each case upon realization of the Collateral (but subject, in each case, to the First Priority Intercreditor Agreement) shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and the Notes Collateral Agent (including any predecessor Trustee or Notes Collateral Agent) under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected and all other Notes Obligations, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively, and all other Notes Obligations; and

THIRD: The balance, if any, to the Company or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes (subject to the First Priority Intercreditor Agreement), unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee or the Notes Collateral Agent security or indemnity against any loss, liability or expense satisfactory to it;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 306) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders. Subject to the Trustee’s rights under Article Six hereof, the Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent, or exercising any trust or power conferred on the Trustee or the Notes Collateral Agent, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) subject to all applicable laws, rules and regulations, the Trustee or the Notes Collateral Agent may take any other action deemed proper by the Trustee or the Notes Collateral Agent, as applicable, which is not inconsistent with such direction, and

(3) the Trustee or the Notes Collateral Agent need not take any action which might involve it in personal liability or which the Trustee or the Notes Collateral Agent, as applicable, determines is unduly prejudicial to the rights of any Holders not consenting.

SECTION 513. Waiver of Past Defaults. The Holders of at least a majority in aggregate principal amount of the then Outstanding Notes issued under this Indenture by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture (except a continuing Default or Event of Default in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected) and rescind any acceleration and its consequences with respect to the Notes; provided such rescission would not conflict with any judgment of a court of competent jurisdiction and the Trustee and the Notes Collateral Agent has been paid any amounts owed to it in connection with such Default or Event of Default. In the event of any Event of Default specified in clause (5) of Section 501, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws. Each of the Company, each Guarantor and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, each Guarantor and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Duties of the Trustee.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof or any conclusions therein.

(b) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge (in the case of an Event of Default under clause (1) or (2) of Section 501 hereof) or (in the case of any other Event of Default) of which written notice of such Event of Default shall have been given to a Responsible Officer of the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraphs (a) or (d) of this Section 601;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602. Notice of Defaults. Notwithstanding anything herein to the contrary (including Section 502(a) hereof), within 30 days after the receipt from the Company of notice of the occurrence of any continuing Default or Event of Default hereunder, the Trustee shall transmit notice of such Default or Event of Default hereunder to Holders, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice from Holders if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 603. Certain Rights of Trustee. Subject to the provisions of Sections 601 and 602:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel, accountants or other professionals of its own selection and the advice of such counsel, accountants or other professionals or any Opinion of Counsel shall be full and complete protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, BNY Mellon Trust in each of its capacities hereunder, including as Notes Collateral Agent (to the extent not already set forth in Article Fourteen), and to each agent, custodian and other Person employed to act hereunder; provided that in and during an Event of Default, only the Trustee, and not any other agent, shall be subject to the prudent person standard;

(10) the Trustee may request that the Company deliver an incumbency certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(12) the Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice from the Company or Holders describing such Default or Event of Default and stating that such notice is a notice of Default and;

(13) delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(14) the Trustee shall not be responsible or liable for any calculation under this Indenture;

(15) the Trustee shall not be required to invest, or be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee may otherwise agree in writing with the Company. Such moneys need not be segregated from other funds except to the extent required by applicable provisions of law; and

(16) the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company and the Guarantors shall each provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If any of the Company or the Guarantors elects to give the Trustee Instructions using Electronic Means, such Instructions are unclear and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and the Guarantors each understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that Instructions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and the Guarantors shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company or the Guarantors, respectively. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantors each agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company or the Guarantors; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 604. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605. May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

SECTION 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement. The Company and the Guarantor, jointly and severally, agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly employed by the Trustee), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct; and

(3) to indemnify the Trustee and any predecessor Trustee and their officers, agents, directors, and employees for, and to hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence, bad faith, or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the documented and reasonable compensation, expenses and disbursements of its agents and counsel related thereto and the costs of enforcing the terms of this Indenture, including the indemnification provided herein, and defending itself against any claim, regardless of whether the claim is asserted by the Company, a Guarantor, a Holder or any other Person, or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company and each Guarantor under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Company and the Guarantors, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

“Trustee” for purposes of this Section 607 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608. Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the retiring Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed with 30 days’ notice at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the retiring Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) [Reserved].

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the retiring Trustee or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself, and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee at the sole cost and expense of the Company.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the lien provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to the Company and all Holders with respect to which such authenticating agent will serve, in the manner provided for in Section 107. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 612, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 612, it shall resign immediately in the manner and with the effect specified in this Section 612.

Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section 612, without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 612, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders, in the manner provided for in Section 107. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 612.

The Company agrees to pay to each authenticating agent from time to time such compensation for its services under this Section 612 as shall be agreed in writing between the Company and such authenticating agent.

If an appointment is made pursuant to this Section 612, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
as Authenticating Agent

By:
as Authorized Officer

SECTION 613. Force Majeure. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 614. Security Documents; Intercreditor Agreements. By its acceptance of the Notes, each Holder is deemed to have consented to the terms of the Security Documents and to have authorized and directed the Trustee and Notes Collateral Agent, as the case may be, to execute, deliver and perform each of the Security Documents to which the Trustee or Notes Collateral Agent, as applicable, is a party, including any Security Documents executed after the Issue Date, binding the Holders to the terms thereof. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Security Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

SECTION 615. FATCA. In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) upon reasonable written request of the Trustee to provide to the Trustee reasonably available information regarding the Issuer or the Holders (solely in their capacity as such) and that is necessary for the Trustee’s determination of whether it has tax-related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction in respect of Taxes from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall have no liability other than as a result of its negligence or willful misconduct. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

ARTICLE SEVEN

HOLDERS LISTS

SECTION 701. Company to Furnish Trustee Names and Addresses. The Company will furnish or cause to be furnished to the Trustee:

(1) semiannually, not more than 10 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

SECTION 702. Holder List. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, the Company, on its own behalf and on behalf of the Guarantors, shall furnish or cause the Note Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

ARTICLE EIGHT

MERGER, CONSOLIDATION OR SALE OF ALL OR

SUBSTANTIALLY ALL ASSETS

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Company may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Company is the continuing, resulting or surviving Person, or the Person formed by, continuing or resulting from or surviving any such consolidation, amalgamation, merger or winding up (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture, the Notes and the applicable Security Documents pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee and the Notes Collateral Agent, if applicable;

(3) immediately after such transaction no Default or Event of Default exists;

(4) each Guarantor, unless it is the other party to the transactions described above, in which case clause (c) of the last paragraph of this Article Eight shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, winding up, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indentures, if any, comply with this Indenture.

The Successor Company will succeed to, and be substituted for, the Company under this Indenture (and all references to the Company will be deemed references to the Successor Company, unless the context otherwise requires) and the Notes and the Company will automatically be released and discharged from its obligations under this Indenture and the Notes. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, which property or assets, if held by the Company instead of such Subsidiaries would constitute all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 802. Guarantors May Consolidate, Etc., Only on Certain Terms. Subject to Section 1208 hereof, no Guarantor will, and the Company will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1) such Guarantor is the continuing, resulting or surviving Person or

(2) the Person formed by, continuing or resulting from or surviving any such consolidation, amalgamation, merger or winding up or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (the “Successor Person”), if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, such Guarantor’s Guarantee and the applicable Security Documents, pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee and the Notes Collateral Agent, if applicable.

Subject to Section 1208 hereof, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee (and references to such Guarantor will be deemed references to the Successor Person, unless the context requires otherwise), as applicable, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and the Guarantor’s Guarantee.

Notwithstanding anything to the contrary in this Indenture:

(a) any Subsidiary may consolidate, amalgamate or merge with or into or wind up into or sell or assign, transfer, lease, convey or otherwise dispose of all or substantially all or part of its properties and assets in one or more related transactions to the Company or any Guarantor;

(b) the Company or any Guarantor may merge or amalgamate with an Affiliate of the Company solely for the purpose of reincorporating the Company or such Guarantor in another jurisdiction of the United States so long as the amount of Indebtedness of the Company and the Subsidiaries is not increased thereby; and

(c) any Guarantor may merge into, amalgamate or consolidate with, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Company.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Amendments or Supplements Without Consent of Holders. Without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and the Notes Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, any Guarantee, the Notes or any of the Security Documents:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Article Eight hereof;

(4) to provide the assumption of the Company’s or the Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add or modify covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture, any Guarantee, the Notes or the Security Documents upon the Company or the Guarantors;

(7) to evidence and provide for the acceptance and appointment under the First Priority Intercreditor Agreement and other Security Documents of any new or successor notes collateral agent thereunder pursuant to the requirements thereof;

(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Paying Agent thereunder pursuant to the requirements of Sections 609 and 610 hereof;

(9) to add a Guarantor or obligor of the Notes under this Indenture or to add additional assets as Collateral or add any security for the Notes Obligations or make, complete or confirm any grant of security interest in any property or assets as additional Collateral securing the obligations under this Indenture, the Notes, the Guarantees and the Security Documents, including when permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral when permitted or required by this Indenture or any of the Security Documents;

(10) to conform the text of this Indenture, Guarantees, the Notes or any of the Security Documents to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or any of the Security Documents;

(11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(13) to secure the Notes and/or the related Guarantees;

(14) to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture and to release and discharge any Lien securing the Notes when permitted or required by this Indenture or the Security Documents; or

(15) to release Collateral from the Lien pursuant to the Security Documents when permitted or required by this Indenture, the First Priority Intercreditor Agreement or any other Security Document.

In addition, the Company, the Trustee and the Notes Collateral Agent may amend the First Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the other Security Documents to provide for the addition of any creditors to such agreements to the extent a pari passu or junior lien for the benefit of such creditor is permitted by the terms of this Indenture.

SECTION 902. Amendments, Supplements or Waivers with Consent of Holders. With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), and the Trustee may amend or supplement this Indenture, any Guarantee, the Notes or any of the Security Documents for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Company or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, without the consent of each Holder affected, an amendment, supplement or waiver may not, with respect to any Notes issued under this Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Section 1009);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) release the Company or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture;

(9) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders; or

(10) amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor.

In addition, without the consent of Holders of at least 66 2/3% in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may modify any Security Documents or the provisions in this Indenture dealing with Collateral or the Security Documents to the extent that such amendment, supplement or waiver would have the effect of releasing Liens on all or substantially all of the Collateral securing the Notes (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the security interests in the Collateral.

The consent of the Holders is not necessary under this Indenture or the Notes to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 903. Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and (other than in the case of an amendment or supplement for the purpose of adding a Guarantor or a obligor under this Indenture in accordance with Section 901(9)) Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall have no responsibility or liability with respect to any matters that would have been covered by the Opinions of Counsel that are not permitted by this Section.

SECTION 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms (or if silent as to effectiveness, on the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to such amendment, supplement or waiver) and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 905. [Reserved].

SECTION 906. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 907. Notice of Supplemental Indentures. Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture; provided that failure to give such notice shall not impair the validity of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest, if any, at the same rate to the extent lawful.

SECTION 1002. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where Notes may be presented for registration of transfer or for exchange, where Notes may be presented for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003. Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Existence. Except as permitted by Article Eight and Section 1208, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence. For the avoidance of doubt, subject to compliance with Article Eight and Section 1208, the Company and the Guarantors will be permitted to change their organizational form.

SECTION 1005. Statement by Officers as to Default. When any Default or Event of Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee by registered or certified mail, email in PDF format or facsimile transmission a statement specifying such Default or Event of Default within twenty Business Days of becoming aware of its occurrence.

SECTION 1006. Reports and Other Information. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, so long as any Notes are Outstanding, the Company will furnish to the Trustee the following:

(a) (1) within the time periods specified in the SEC’s rules and regulations for non-accelerated filers, all quarterly and annual financial information of the Company that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor comparable forms) if the Company were required to file such Forms; and

(b) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time periods specified in the SEC’s rules and regulations), current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that such reports will not be required to contain the separate financial information for the Company or the Guarantors contemplated by Rule 3-10 under Regulation S-X or information required by Rule 3-16 under Regulation S-X promulgated by the SEC (or any successor provisions).

If any direct or indirect parent of the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then reporting by such parent entity in a manner consistent with that described in the first paragraph of this Section 1006 for the Company will satisfy the requirements of such clause, provided that the Company shall furnish, together with such financial information, a reasonably detailed explanation of the assets, liabilities and expenses included in such financial information that are not attributable to the Company and its Subsidiaries.

After the Issue Date and for so long as any Notes remain Outstanding during any period when the Company is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, the Company will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee if the Company has filed such reports with (or furnished such reports to) the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available, it being understood that the Trustee shall have no responsibility to determine if such information has been posted on any website.

SECTION 1007. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) of any kind (any such Lien, the “Initial Lien”) that secures any Obligations under any Indebtedness of the Company or a Subsidiary against or on any asset or property now owned or hereafter acquired by the Company or any such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in the case of any assets that do not constitute Collateral, any Initial Lien if the Notes or the Guarantee of such Subsidiary, if any, are secured equally and ratably with or prior to such Initial Liens.

Any Lien which is granted to secure the Notes or the Guarantee of such Subsidiary under the last clause of the preceding paragraph in this Section 1007 shall be discharged at the same time as the discharge of the Initial Lien.

When calculating the availability under any basket or ratio under this Section 1007 or compliance with any provision of this Section 1007 in connection with any Limited Condition Transaction and any actions or transactions related thereto, in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of

Default)) under this Section 1007 shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto and any related pro forma adjustments, the Company or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Liens, for example, whether such Liens are created, incurred, assumed or existing at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto.

For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Net Worth or Total Capitalization of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

The Trustee shall not be responsible, or have any liability, for the calculation of any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction or any LCT Election.

The Company may elect to treat all or any portion of a revolving commitment under any Credit Facility as incurred and outstanding Indebtedness for borrowed money at the time of such election and for so long as such revolving commitments remain outstanding, regardless of whether fully drawn at the time of such election. As a result of any such election, until such time as such election is revoked by the Company, Indebtedness in an amount equal to the amount of such commitments shall, without duplication, be deemed to be outstanding for any calculation of the Debt to Total Capitalization Ratio and any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed an incurrence of additional Indebtedness or an additional Lien at such subsequent time.

SECTION 1008. Limitation on Guarantees of Indebtedness by Subsidiaries. The Company will not permit any Subsidiary, other than a Guarantor, to guarantee the payment of the Existing Secured Credit Facility, any replacement or refinancing thereof, or any Public Debt issued by the Company, unless:

(a) such Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Subsidiary, except that with respect to a guarantee of Indebtedness of the Company that is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(b) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent provided for or relating to the execution of the supplemental indenture have been complied with;

provided that this Section 1008 shall not be applicable to any guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (a) above.

Each Person that becomes a Guarantor after the Issue Date shall also become a party to the applicable Security Documents and shall execute and deliver promptly, and in any event within the time period set forth in this Indenture or the Security Documents such security instruments, financing statements, mortgages, deeds of trust and other related real estate deliverables (in substantially the same form of as, and to the same extent as, those executed and delivered with respect to the Collateral on the Issue Date or on the date first delivered in the case of Collateral delivered after the Issue Date, if applicable), as may be necessary to give the Notes Collateral Agent a perfected security interest (subject to Permitted Liens) in properties and assets of such Guarantor (other than Excluded Property) as security for such Guarantor’s Guarantee and as may be necessary to have such property or assets added to the Collateral as required under the Security Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Each Guarantee shall be released in accordance with the provisions of Section 1208 of this Indenture.

SECTION 1009. Change of Control Triggering Event. If a Change of Control Triggering Event occurs after the Issue Date, unless, prior to, or concurrently with, the time the Company is required to make a Change of Control Offer, the Company has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the Outstanding Notes as described in Section 401 or 1105 of this Indenture, the Company will make an offer to repurchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price (as may be calculated by the Company) in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Company (or, at the Company’s request and expense, the Trustee, in the name of the Company) will send notice of such Change of Control Offer in accordance with Section 107, with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 1009 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Notes completed or otherwise in accordance with the procedures of DTC, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to repurchase such Notes, provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a facsimile or other electronic transmission or letter setting forth the name of the Holder or otherwise in accordance with the procedures of DTC, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing such Holder’s tendered Notes and such Holder’s election to have such Notes repurchased;

(7) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unrepurchased portion of the Notes surrendered, which unrepurchased portion must be equal to $2,000 or a $1,000 integral multiple in excess thereof;

(8) if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and any other conditions and describing each such condition, and, if applicable, stating that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Company shall determine that the Change of Control Triggering Event will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) such other instructions, as determined by the Company, consistent with this Section 1009, that a Holder must follow.

If the Notes are in global form and the Company makes an offer to repurchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the repurchase of the Notes through the facilities of DTC, subject to its rules and regulations.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is sent in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and repurchased by the Company.

The Paying Agent will promptly send to each Holder of Notes that were properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any, provided that each such new Note will be in a principal amount of $2,000 or a $1,000 integral multiple in excess thereof.

The Company will not be required to make a Change of Control Offer if another Person makes such Change of Control Offer contemporaneously with or upon a Change of Control Triggering Event in the manner, and at the times set forth in the Indenture and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon and settlement delayed until such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making such a Change of Control Offer.

Notwithstanding any other provision hereof, in connection with any tender offer or Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the then Outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Company, or any other Person making such offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such other Person will have the right upon not less than 10 days nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain Outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date falling prior to or on the applicable Redemption Date).

SECTION 1010. Suspension of Covenants. During any period of time that: (1) the Notes have an Investment Grade Rating from each of the Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and the Subsidiaries will not be subject to Section 1008 (the “Suspended Covenant”; the date of the occurrence of a Covenant Suspension Event, the “Suspension Date”). The Company shall provide prompt written notice to the Trustee of the occurrence of the Suspension Date. In the absence of such notice, the Trustee shall assume that a Suspension Date has not occurred. In the event that the Company and the Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and as a result at least one of the Rating Agencies has not assigned an Investment Grade Rating to the Notes, then the Company and the Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenant may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenant during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

SECTION 1011. After-Acquired Property.

(a) If, property that is of a type that constitutes Collateral is acquired by the Company or a Guarantor (including property of a Person that becomes a new Guarantor) that is not automatically subject to a perfected security interest under the Security Documents, then the Company or such Guarantor shall provide a Lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Notes Collateral Agent to the extent, and in the manner, specified in the Security Agreement, unless expressly not required by this Indenture and the Security Documents.

(b) Additionally, none of the Company nor any of its Subsidiaries shall be required to (i) take any action in any non-U.S. jurisdiction for the purpose of creating any security interest in any asset located outside the United States or to perfect any security interest in any such asset or to enter into any security document governed by the law of a jurisdiction outside the United States, (ii) enter into any issuer control agreement or similar agreement with respect to Capital Stock or other Equity Interests, (iii) enter into any control agreement with respect to any deposit account, securities account or commodity account, (iv) seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar agreement, or (v) except as specified in the Security Agreement, send, or permit the Notes Collateral Agent to send, any notice to any account debtor or other contractual third party. The limitations set forth in this clause (b) are referred to as the “Applicable Collateral Limitations”.

SECTION 1012. Additional Material Real Property. (i) Within ninety (90) days (or as soon as practicable thereafter using commercially reasonable efforts, or such longer period as the Notes Collateral Agent may agree in its discretion) following the closing of any acquisition of any Material Real Property by the Company or any Guarantor or (ii) in the case of any Material Real Property owned by the Company or the Initial Guarantor on the Closing Date or by any other Guarantor on the date such Guarantor signs and delivers a Security Agreement Supplement as defined in, and pursuant to the terms of, the Security Agreement, within ninety (90) days (or as soon as practicable thereafter using commercially reasonable efforts, or such longer period as the Notes Collateral Agent may agree in its reasonable discretion following such date), the Company or such Guarantor shall cause the Mortgage Requirement to be satisfied with respect to such Material Real Property.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101. Right of Redemption. At any time, or from time to time, prior to March 1, 2025 (the “Par Call Date”), the Company may, at its option, redeem the Notes in whole or in part upon prior notice to Holders in accordance with Section 1105 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest to, but excluding, the date of redemption (the “Redemption Date”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant interest payment date falling on or prior to the applicable Redemption Date).

At any time on or after the Par Call Date, the Company may, at its option, redeem the Notes in whole or in part upon prior notice to Holders in accordance with Section 1105 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the applicable Redemption Date).

In addition, prior to June 1, 2022, the Company may on one or more occasions, at its option, upon prior notice to Holders in accordance with Section 1105, redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 107.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant interest payment date falling on or prior to the applicable Redemption Date), with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are contributed to the Company; provided that at least 50% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

SECTION 1102. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

SECTION 1103. Election To Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, at least five Business Days before notice of redemption is required to be sent to Holders pursuant to Section 1105 hereof (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

Upon any redemption of the Notes, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the redemption have been satisfied.

SECTION 1104. Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption of Notes, selection of such Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner that complies with the requirements of DTC, if applicable); provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption by DTC in accordance with its standard procedures; provided, further, that no Notes of $2,000 or less shall be redeemed in part.

SECTION 1105. Notice of Redemption. Notice of redemption shall be given to each Holder of a Note to be redeemed in the manner provided for in Section 107, in each case with a copy to the Trustee, not less than 10 nor more than 60 days prior to the applicable Redemption Date, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3) in the case of certificated Notes, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Note is to be redeemed in part only, the portion of the principal amount thereof that is to be redeemed and that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price (and accrued but unpaid interest, if any, to, but not including, the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after the Redemption Date,

(6) any condition precedent to the redemption,

(7) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued but unpaid interest, if any,

(8) the name and address of the Paying Agent,

(9) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(10) the “CUSIP” number, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(11) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control Triggering Event) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee thereof. Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given.

SECTION 1106. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued but unpaid interest, if any, on, all the Notes which are to be redeemed on such Redemption Date.

SECTION 1107. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the Redemption Price therein specified (together with accrued but unpaid interest, if any, to the Redemption Date), and from and after such Redemption Date (unless the Company shall default in the deposit or payment of the Redemption Price and accrued but unpaid interest, if any, or such redemption remains conditioned upon the happening of a future event) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption

Price, together with accrued but unpaid interest, if any, to, but not including, the Redemption Date and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 306.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1108. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article Eleven) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SECTION 1109. Mandatory Redemption; Open Market Purchases. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

ARTICLE TWELVE

GUARANTEES

SECTION 1201. Guarantees. The Guarantors hereby jointly and severally, irrevocably and unconditionally guarantee, on an unsubordinated secured basis, the Notes and obligations of the Company hereunder and thereunder, and guarantee to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and Notes Collateral Agent for themselves and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, interest on any overdue interest, to the extent lawful, expenses, indemnification and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1204 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that its Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 1202. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 1203. Subsidiaries. The Company shall cause any Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1008 to execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit A hereto (or otherwise as agreed by the Company and the Trustee) in accordance with the provisions of Article Nine of this Indenture pursuant to which such Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsubordinated secured basis. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1207, be deemed to refer to all Guarantors, including such Subsidiary. Such Guarantee shall be released in accordance with Section 1208.

SECTION 1204. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to an amount not to exceed the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1204, that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, avoidable or otherwise ineffective or limited under applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Fraudulent Conveyances Act or any similar applicable federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance.

SECTION 1205. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 1206. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of Section 1201; provided, however, that, each Guarantor waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee until all amounts then due and payable by the Company with respect to the Notes shall have been paid in full.

SECTION 1207. Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or a Guarantor.

SECTION 1208. Release of a Guarantor. Any Guarantee by a Subsidiary of the Notes shall be automatically and unconditionally released and discharged upon:

(1) (A) any sale, exchange, transfer or other disposition (by merger, amalgamation or otherwise) of (x) the Company’s and/or any Subsidiary’s Capital Stock in such Guarantor following which the applicable Guarantor is no longer a Subsidiary or (y) all or substantially all the assets of such Guarantor (in each case, other than any sale, exchange or transfer or other disposition to the Company, any Guarantor and/or any Subsidiary), in the case of this clause (A) which sale, exchange, transfer or other disposition is made in compliance with the applicable provisions of this Indenture;

(B) the release or discharge of the guarantee by such Guarantor of the Existing Secured Credit Facility and all other First Priority Obligations or the other guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) when any Subsidiary that is a Guarantor first ceases to be a Subsidiary;

(D) exercise of the option of Legal Defeasance of the Notes under Section 1302 hereof, or the option of Covenant Defeasance of the Notes under Section 1303 hereof, or if the Company’s obligations under this Indenture are discharged in accordance with Section 401; or

(E) the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving, continuing or resulting Person in such merger, amalgamation or consolidation, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Company or another Guarantor; and

(2) the Company’s delivery to the Trustee of an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the release and discharge of the Guarantee have been complied with.

SECTION 1209. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Company’s Option To Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1302, each of the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Notes and the Guarantees, and the Collateral will be released from the Lien securing the Notes Outstanding under this Indenture, on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (1) and (2) below, and the Guarantees and to have satisfied all its other obligations under such Notes, the Guarantees, this Indenture and the Security Documents insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, solely out of the trust described in Section 1304 (including, but not limited to the Company’s obligation to pay an Applicable Premium Deficit, if applicable), (2) the Company’s obligations with respect to such Notes under Sections 303, 304, 305, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including Section 607), and the obligations of each of the Company and the Guarantors in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

SECTION 1303. Covenant Defeasance. Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1303, each of the Company and the Guarantors shall be released from their respective obligations under any covenant contained in Sections 801, 802, 1006 through and including 1009, 1011 and 1012 with respect to the Outstanding Notes, and the Collateral will be released from the Lien securing the Notes outstanding under this Indenture, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5), 501(6), 501(8) and 501(9) and, with respect to any Significant Subsidiary and not the Company, Section 501(7), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) non-callable Government Securities, or (C) a combination thereof (without consideration of any reinvestment of interest), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (solely with respect to a deposit of assets other than cash in U.S. dollars), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or, interest due on the Notes; provided that the Trustee shall have been instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee (upon which the Trustee may conclusively rely) simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Existing Secured Credit Facility or any other material agreement or instrument (other than this Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any of its other creditors defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 1305. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Qualifying Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Company from time to time upon Company Order any money or Government Securities held by it as provided in Section 1304 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

SECTION 1306. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

COLLATERAL

SECTION 1401. Security Documents

(a) The performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of the Notes Obligations, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the First Priority Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties and pursuant to the terms of this Indenture and the Security Documents. Each Holder, by accepting a Note, and each beneficial owner of an interest in a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the First Priority Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the First Priority Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Subject to the Applicable Collateral Limitations, the Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents to which the Notes Collateral Agent is a party, and will do or cause to be done all such acts and things as may be reasonably required to provide to the Notes Collateral Agent the security interest in the Collateral contemplated hereby and/or by the Security Documents or any part thereof, as from time constituted, so far as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the Applicable Collateral Limitations, the Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including, without limitation, the filing of UCC financing statements, continuation statements and amendments thereto (or analogous procedures under the applicable laws in the relevant jurisdiction)) required to cause the Security Documents to create and maintain, as security for the Notes Obligations of the Company and the Guarantors to the Secured Parties, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of this Indenture and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Secured Parties subject to no Liens other than Permitted Liens).

(b) Notwithstanding any provision hereof to the contrary, the provisions of this Article Fourteen are qualified in their entirety by the Applicable Collateral Limitations and neither the Company nor any Guarantor shall be required pursuant to this Indenture or any Security Document to take any action limited by the Applicable Collateral Limitations.

SECTION 1402. Release of Collateral. The Liens securing the Notes will be automatically released, all without delivery of any instrument or performance of any act by any party, at any time and from time to time as provided by this Section 1402. Upon such release, all rights in the released Collateral securing Notes Obligations shall revert to the Company and the Guarantors, as applicable. The Collateral shall be automatically released from the Lien and security interest created by the Security Documents and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release, and instruct the Notes Collateral Agent in writing to execute, as applicable, the same at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) with respect to Liens granted by any Guarantor, in whole upon the release of such Guarantor’s Guarantee in accordance with the terms of this Indenture;

(ii) in whole upon:

(A) payment in full of principal of and accrued and unpaid interest and premium, if any, on, the Notes issued under this Indenture and all other Notes Obligations payable at such time,

(B) satisfaction and discharge of this Indenture with respect to the Notes as set forth under Section 401; or

(C) a Legal Defeasance or Covenant Defeasance of this Indenture with respect to the Notes as set forth under Sections 1302 or 1303, as applicable;

(iii) in whole or in part, with the consent of the requisite Holders in accordance with Article Nine of this Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(iv) in part, as to any asset:

(A) constituting Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantors to any Person that is not the Company or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold, transferred or disposed of),

(B) constituting Shared Collateral, in accordance with the First Priority Intercreditor Agreement,

(C) that is or becomes Excluded Property;

(D) as expressly provided for by the terms of, this Indenture, the First Priority Intercreditor Agreement or any other Security Document or

(E) with respect to any asset, at the time such asset does not and is not required to secure any First Priority Obligations;

provided that, in the case of clause (iv)(B), the proceeds of such Shared Collateral shall be applied in accordance with the First Priority Intercreditor Agreement.

(b) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Security Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or a Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company, the Trustee shall, or shall cause the Notes Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases (whether electronically or in writing) to evidence, and shall do or cause to be done all other acts reasonably necessary to effect or evidence, as applicable, in each case as soon as reasonably practicable, the release and discharge of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, but without limiting any automatic release provided hereunder or under any Security Document, the Trustee and each Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

SECTION 1403. Suits to Protect the Collateral. Subject to the provisions of Article Six hereof and the Security Documents, the Trustee, at the direction of a majority of the Holders, on behalf of the Holders, following the occurrence of an Event of Default that is continuing, may or may instruct the Notes Collateral Agent in writing to take all actions it reasonably determines are necessary in order to:

(i) enforce any of the terms of the Security Documents; and

(ii) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and each Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 1403 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 1404. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the First Priority Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 1405. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or asset purported to be released hereunder be bound to ascertain the authority of a Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property, asset or rights permitted by this Article Fourteen to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 1406. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fourteen upon the Company or a Guarantor with respect to the release, sale or other disposition of such property or asset may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article Fourteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 1407. [Reserved].

SECTION 1408. Notes Collateral Agent.

(a) The Company and each of the Holders by acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby designate and appoint the Notes Collateral Agent as its agent under this Indenture, the Security Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of this Indenture. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 1408. The provisions of this Section 1408 are solely for the benefit of the Notes Collateral Agent and none of the Holders nor any of the Obligors shall have any rights as a third-party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture and/or the applicable Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Obligor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) Neither the Notes Collateral Agent nor any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own bad faith, gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Obligor or Affiliate of any Obligor, or any Officer or Related Person thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Obligor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. Neither the Notes Collateral Agent nor any of its Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of any Obligor or any Obligor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, (in each case in the absence of bad faith, gross negligence or willful misconduct) upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Obligor), independent accountants and/or other experts and advisors selected by such Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to any Security Document, the Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents, and shall incur no liability by reason of such failure or refusal to take action, unless it shall first receive such written advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, fees and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected from claims by any Holders in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then Outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Five or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 1408).

(f) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent or 25% of Holders in aggregate principal amount of Notes may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the sole expense of the Company. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as a Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, such Notes Collateral Agent shall be fully and immediately discharged of all responsibilities under this Indenture and the Security Documents to which it is party, provided that the provisions of this Section 1408 (and Section 607) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was a Notes Collateral Agent under this Indenture.

(g) [Reserved].

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the First Priority Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents, (iv) bind the Holders on the terms as set forth in the Security Documents and (v) perform and observe its obligations under the Security Documents. Any execution of a Security Document by the Notes Collateral Agent shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and an Opinion of Counsel stating that the execution is authorized or permitted pursuant to the Indenture and applicable Security Documents.

(i) If applicable, the Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent.

(j) The Notes Collateral Agent shall not have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Obligor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or such Obligor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall not have any other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(k) If the Company or any Guarantor (i) incurs any obligations in respect of First Priority Obligations at any time when no First Priority Intercreditor Agreement is in effect or at any time when Indebtedness constituting First Priority Obligations entitled to the benefit of an existing First Priority Intercreditor Agreement is concurrently retired, or incurs any other obligations permitted hereunder and required to be subject to an intercreditor agreement, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Priority Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Obligations so incurred, or on reasonable and customary terms with respect to any other such intercreditor agreement, the Notes Collateral Agent and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including fees (including legal fees) and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(l) No provision of this Indenture or any Security Document shall require the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers unless it shall have first received reasonable indemnity against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto, or if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk of liability is not reasonably assured to it. The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the First Priority Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own bad faith, gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent shall (a) be held uninvested without liability for interest, unless otherwise agreed in writing, (b) be held in a non-interest bearing trust account and (c) not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(m) The Notes Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Obligor under this Indenture and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the First Priority Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents. The Notes Collateral Agent shall not have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Existing Secured Credit Facility or the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture or any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. Without limiting its obligations as expressly set forth herein, the Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Notes Documents.

(o) The parties hereto and the Holders hereby agree and acknowledge that the Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Notes Collateral Agent may, but shall in no event be required to, hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. However, if the Notes Collateral Agent is required to acquire title to an asset pursuant to this Indenture which in the Notes Collateral Agent’s reasonable discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et. seq., or otherwise cause the Collateral Agent to incur liability under CERCLA or any equivalent federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or arrange for the transfer of the title or control of the asset to a court appointed receiver.

(p) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, agrees that each Notes Collateral Agent shall execute and deliver the First Priority Intercreditor Agreement and the other Security Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall not be required to exercise discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then Outstanding Notes or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Security Document. For purposes of clarity, phrases such as “satisfactory to the Notes Collateral Agent”, “approved by the Notes Collateral Agent”, “acceptable to the Notes Collateral Agent”, “in the Notes Collateral Agent’s discretion”, “selected by the Notes Collateral Agent”, “requested by the Notes Collateral Agent” and phrases of similar import authorize and permit the Notes Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.

(q) After the occurrence of an Event of Default (at the direction of a majority of Holders), the Trustee may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(r) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the First Priority Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 506 hereof and the other provisions of this Indenture.

(s) Subject to the terms of the Security Documents, in each case that the Notes Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to the terms of the Security Documents, if the Notes Collateral Agent shall request direction from the Trustee or the Holders of a majority in aggregate principal amount of the then Outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Trustee or the Holders of a majority in aggregate principal amount of the then Outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(t) Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the preparation, recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in the relevant jurisdiction)), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(u) The Company shall pay compensation to, reimburse expenses of and indemnify the Notes Collateral Agent in accordance with Section 607. Accordingly, the references to the “Trustee” in Section 607 shall be deemed to include the reference to the Notes Collateral Agent.

(v) Anything in this Indenture or any Security Document notwithstanding, in no event shall the Notes Collateral Agent be responsible or liable for special, indirect, incidental, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NMI HOLDINGS, INC.

By:	/s/ Adam Pollitzer
	Name:	Adam Pollitzer
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

NMI SERVICES, INC.

By:	/s/ Adam Pollitzer
	Name:	Adam Pollitzer
	Title:	Chief Financial Officer & Treasurer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Trustee

By:	/s/ Valere Boyd
Name: Valere Boyd
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent

By:	/s/ Valere Boyd
Name: Valere Boyd
Title: Vice President

[Signature Page to Indenture]

Rule 144A / Regulation S / Appendix

PROVISIONS RELATING TO NOTES

1. Definitions.

1.1 Definitions.

Terms defined in the Indenture to which this Appendix relates and not otherwise defined herein have, as used herein, the respective meanings provided for in the Indenture, provided that, for the purposes of this Appendix, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Deutsche Bank Securities Inc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated June 5, 2020, among the Company, NMI Services, Inc. and J.P. Morgan Securities LLC, as Representative (the “Representative”) on behalf of the Initial Purchasers party thereto, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2. The Notes.

2.1 (a) Form and Dating. The Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a permanent global note (the “Permanent Regulation S Global Note,” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (substantially in the form provided in the Indenture) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as the “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Upon issuance, the Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary, in each case for credit to an account of a direct or indirect participant in the Depositary as described below.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $400,000,000 7.375% Senior Secured Notes due 2025 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order pursuant to Section 202 of the Indenture. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

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(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation

S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS THE DATE ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

Each certificate evidencing a Note offered in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY

INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) None of the Trustee, Paying Agent or Note Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary ) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. None of the Trustee, the Paying Agent or the Note Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company or (ii) an Event of Default has occurred and is continuing.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at the Corporate Trust Office (as defined in the Indenture), to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and integral multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, including pursuant to Section 507 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1

to Rule 144A / Regulation S Appendix

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes offered otherwise

than in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS THE DATE ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED

INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE INDENTURE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. [ ]	$[ ]

CUSIP:[1]
ISIN:[2]

7.375% Senior Secured Notes due 2025

NMI Holdings, Inc., a Delaware corporation (the “Company”), promises to pay to [                ], or registered assigns, the principal sum of [                ] US Dollars ($[                ]) on June 1, 2025 (the “Maturity Date”).

Interest Payment Dates: June 1 and December 1 (each, an “Interest Payment Date”) commencing December 1, 2020.

Record Dates: May 15 and November 15 (each, a “Record Date”).

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

NMI HOLDINGS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

[1]	CUSIP: 144A: 629209AA5/ Reg S:U7359KAA2
[2]	ISIN: 144A:US629209AA52/ Reg S:USU7359KAA26

[FORM OF REVERSE SIDE OF NOTE]

7.375% Senior Secured Note due 2025

1. Principal and Interest.

The Company will pay the principal of this Note on June 1, 2025.

The Company promises to pay interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 7.375% per annum.

Interest, if any, will be payable semi-annually (to the Holders of the Notes (or any Predecessor Notes) at the close of business on the Record Date immediately preceding the applicable Interest Payment Date) on each Interest Payment Date, commencing December 1, 2020.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 19, 2020.3 Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest, if any, on overdue principal, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2. Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the Persons who are Holders (as reflected in the Note Register at the close of business on the Record Date immediately preceding the applicable Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after the Maturity Date.

The Company will pay principal (premium, if any) and interest in U.S. dollars. The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Definitive Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Definitive Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Note Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”) will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

[3]

With respect to Additional Notes, this form of Note shall be adjusted to either accrue interest from the date of issuance of such Additional Note (“settle flat”) or for interest thereunder to be deemed to have accrued since the last interest payment date.

4. Indenture.

The Company issued the Notes under an Indenture dated as of June 19, 2020 (the “Indenture”), among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to this Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsubordinated, secured obligations of the Company. The Indenture does not limit the aggregate principal amount of the Notes.

5. Optional Redemption.

At any time, or from time to time, prior to March 1, 2025 (the “Par Call Date”), the Company may, at its option, redeem the Notes in whole or in part upon not less than 10 nor more than 60 days’ prior notice delivered electronically to each Holder or mailed by first-class mail, postage prepaid, to each Holder of the Notes to the address of such Holder appearing in the Note Register, in each case with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest to, but excluding, the date of redemption (the “Redemption Date”) (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant interest payment date falling on or prior to the applicable Redemption Date).

At any time on or after the Par Call Date, the Company may, at its option, redeem the Notes in whole or in part upon not less than 10 nor more than 60 days’ prior notice delivered electronically to each Holder or mailed by first class mail, postage prepaid, to each Holder to the address of such Holder appearing in the Note Register, in each case with a copy to the Trustee, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the applicable Redemption Date.

In addition, prior to June 1, 2022, the Company may on one or more occasions, at its option, upon not less than 10 nor more than 60 days’ prior notice delivered electronically to each Holder or mailed by first-class mail, postage prepaid, to each Holder to the address of such Holder appearing in the Note Register, in each case with a copy to the Trustee, redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price equal to 107.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant interest payment date falling on or prior to the applicable Redemption Date), with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are contributed to the Company; provided that at least 50% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

6. Repurchase upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs after the Issue Date, unless, prior to, or concurrently with, the time the Company is required to make a Change of Control Offer, the Company has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the Outstanding Notes as described in the Indenture, the Company will make an offer to repurchase all of the Notes pursuant to a Change of Control Offer at a price (as may be calculated by the Company) in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Company (or, at the Company’s request and expense, the Trustee, in the name of the Company) will send notice of such Change of Control Offer in accordance with the terms of the Indenture.

Notwithstanding any other provision hereof, in connection with any tender offer or Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the then Outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Company, or any other Person making such offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such other Person will have the right upon not less than 10 days nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain Outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date falling prior to or on the applicable Redemption Date).

7. Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture in connection with such transfer. The Company is not required to, and the Note Registrar need not, register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

8. Persons Deemed Owners.

A registered Holder will be treated as the owner of a Note for all purposes.

9. Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge and Defeasance Prior to Redemption or Maturity.

If the Company irrevocably deposits, or causes to be deposited, with the Trustee cash in U.S. dollars, or non-callable Government Securities or a combination thereof (without consideration of any reinvestment of interest), sufficient to pay the then outstanding principal of (premium, if any) and accrued but unpaid interest on the Notes (a) to Redemption Date or Maturity Date, the Company will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or the Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties to the Indenture may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12. Restrictive Covenants.

The Indenture contains restrictive covenants with respect to the following matters: (i) Liens; (ii) guarantees of Indebtedness by Subsidiaries and (iii) merger and certain transfers of assets. The covenant relating to guarantees of Indebtedness by Subsidiaries may be suspended during any period of time that: (1) the Notes have an Investment Grade Rating from each of the Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture.

13. Successor Persons.

Subject to Article Eight of the Indenture, when a Successor Company, a Successor Person or any other entity assumes all the obligations of its predecessor under the Notes or the Guarantees and the Indenture, such predecessor Person will be released from those obligations.

14. Remedies for Events of Default.

Subject to Section 502 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that no such declaration may occur with respect to any action taken, and reported publicly or to Holders, more than two years prior to the date of such declaration. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, neither the Trustee nor the Notes Collateral Agent shall be under any obligation to exercise any rights or powers under the Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, indemnity or security against any loss, liability or expense satisfactory to it. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. The Trustee or the Notes Collateral Agent, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee or the Notes Collateral Agent determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee or the Notes Collateral Agent, as applicable, in personal liability.

15. Guarantees, Collateral.

The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsubordinated basis and secured by Liens on certain Collateral, in each case to the extent set forth in the Indenture and the Security Documents, by each of the Guarantors.

16. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and their Affiliates as if it were not the Trustee.

17. Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law.

THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to NMI Holdings, Inc., 2100 Powell Street, Emeryville, California 94608 (fax: (510) 225-3832); Attention: William J. Leatherberry, General Counsel.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	☐	inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(4)	☐	in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933; or
(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirement of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________

Notice: To be executed by an executive officer

FORM OF EXCHANGE CERTIFICATE

NMI Holdings, Inc.

2100 Powell Street

Emeryville, California 94608

Fax: (510) 225-3832

Attention: William J. Leatherberry, General Counsel

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 500

Los Angeles, CA 90071

Attention: Corporate Trust Division – Corporate Finance Unit

Re: 7.375% Senior Secured Notes due 2025

Reference is hereby made to the Indenture, dated as of June 19, 2020 (the “Indenture”), among NMI Holdings, Inc., a Delaware corporation, the guarantors party thereto from time to time, the Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee and the Notes Collateral Agent party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Note[s] or interest in such Note[s] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note repurchased by the Company pursuant to Section 1009 of the Indenture, check the box: ☐

☐ If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 1009 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                ], 20[ ], among [                ] (the “Guaranteeing Subsidiary”), a subsidiary of [NMI Holdings, Inc.] (or its permitted successor), [a Delaware limited liability company] (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 19, 2020 providing for the issuance of 7.375% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”);

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company hereby directs the Trustee to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article Twelve thereof.

3. WAIVER OF BENEFIT OR ADVANTAGE. The Guaranteeing Subsidiary hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee until all amount then due and payable by the Company with respect to the Notes shall have been paid in full.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                  , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

NMI HOLDINGS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, as Trustee

By:
Authorized Signatory

[The Notes Collateral Agent], as a Notes Collateral Agent

By:
Authorized Signatory

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